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                                                                    EXHIBIT 10.2
                   CIGNA CORPORATION SEVERANCE BENEFITS PLAN
                       FOR MEMBERS OF THE EXECUTIVE GROUP
                    (As Amended and Restated July 27, 1994)

Article 1 -- Definitions.

The following are defined terms wherever they appear in this Plan.

1.1 "CIGNA" means CIGNA Corporation, a Delaware corporation, and includes its subsidiaries, successors and predecessors.

1.2 "Cause" means conviction of the Participant for a felony involving fraud or dishonesty directed against CIGNA.

1.3               "Change of Control" means:

                  (a) A corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of preferred or common shares of CIGNA Corporation having voting power which is either
                          (1) more than 50% of the voting power of the shares which voted in the election of Directors of CIGNA Corporation at the shareholders' meeting immediately preceding such determination, or (2) more than 25% of the voting power of CIGNA Corporation's outstanding common shares; or

                  (b) As a result of a merger or consolidation to which CIGNA Corporation is a party, either (1) CIGNA Corporation is not the surviving corporation or (2) Directors of CIGNA Corporation immediately prior to the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; or

                  (c) A change occurs in the composition of the Board of CIGNA Corporation at any time during any consecutive 24 month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence "Continuity Directors" shall mean those members of the Board who either: (1) were directors at the beginning of such consecutive 24 month period; or (2) were elected by, or on nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.

1.4 "Participant" means an employee of CIGNA who meets the eligibility requirements set forth in Article 2.





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1.5               "Plan" means the CIGNA Corporation Severance Benefits Plan for Members of the Executive Group as it may be amended from time to time.

1.6 "Severance Period" means the fifty-two (52) week period immediately following a Participant's Termination of Employment Date.

1.7 "Subsidiary" means any corporation or unincorporated entity of which more than 50% of the voting power in the election of directors, or 50% of any ownership interest, is at the time directly or indirectly owned, held or controlled by CIGNA Corporation.

1.8 "Terminated Participant" means a Participant who suffers a Termination upon a Change of Control.

1.9 "Termination of Employment Date" means the date on which the Participant's actual employment relationship with CIGNA ends.

1.10 "Termination upon a Change of Control" means the termination of a Participant's employment with CIGNA upon or within two
                  (2) years following a Change of Control (i) initiated by CIGNA or a successor other than a Termination for Cause or
                  (ii) initiated by an Employee after determining in his reasonable judgment that there has been a reduction in his authority, duties, responsibilities or title, any reduction in his compensation, or any changes caused by CIGNA in his office location of more than thirty-five (35) miles from its location on the date of the Change of Control.

Article 2 -- Eligibility

2.1 Subject to the limits in Section 2.3, any person employed by CIGNA in a position at a Salary Grade Level of 60 or higher (or an equivalent position) on the date immediately preceding his or her Termination of Employment Date shall be eligible for benefits under this Plan.

2.2 Subject to the limits in Section 2.3, any person employed by CIGNA in a position described in Section 2.1 on the date of a Change of Control shall, in the event of a Termination upon a Change of Control, remain eligible for benefits under this Plan and not under the CIGNA Severance Pay Plan.

2.3 An employee who is party to an individual agreement with CIGNA which provides severance benefits and who qualifies for severance benfits under both the agreement and this Plan shall receive the greater of those severance benefits provided under the agreement or those provided under this Plan, but not both.





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Article 3 -- Benefits.

3.1               Incorporation of CIGNA Severance Pay Plan Provisions

                  The provisions of the CIGNA Severance Pay Plan, with the exception of the exclusions from eligibility of persons in positions above salary Grade 59 (or their equivalent), as such plan may be amended from time to time, are incorporated by reference herein and made part of this Plan, except as set forth in this Article 3.

3.2               Termination Upon a Change of Control

                  The provisions of the CIGNA Severance Pay Plan incorporated above in Section 3.1 into this Plan, shall apply to a Participant whose employment with CIGNA ends on account of a Termination upon a Change of Control except as follows:

                  (a) Instead of Basic Severance Pay under Schedule II, a Terminated Participant shall receive Basic Severance Pay equal to his or her base salary rate, stated in weekly terms, multiplied by four (4) weeks for each completed year of service attained by the Participant on his or her Termination of Employment Date except that the minimum number of weeks shall be fifty-two
                          (52) and the maximum number of weeks shall be one hundred four (104). Such Basic Severance Pay shall be payable in equal bi-weekly installments unless the Participant elects a lump sum payment.

                  (b) Supplemental Severance Pay for a Terminated Participant with a Termination of Employment Date from May 1 to December 31 shall be computed as under the CIGNA Severance Pay Plan with the following changes. Instead of averaging bonuses or making pro-rata adjustments, the lump sum amount shall equal the higher of the bonus actually received by the Terminated Participant for the calendar year preceding his Termination of Employment Date or the amount of the annual incentive bonus guideline, established by the Board for determining appropriate levels of incentive compensation payments under the CIGNA Key Management Incentive Bonus Plan, which guideline was applicable to the Terminated Participant immediately preceding the Change of Control.

                  (c) During the first six months of the Severance Period, CIGNA will provide a Terminated Participant with outplacement counseling, office space and secretarial services.





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                  (d)     A Terminated Participant may elect to have CIGNA
                          provide executive financial planning and tax preparation services for the calendar year in which his or her Termination of Employment Date occurs in accordance with such programs then in effect.

Article 4 -- Administration of the Plan.

4.1 This Plan may be amended, modified or terminated in the sole and absolute discretion of CIGNA at any time, except after a Change of Control. For the two-year period following a Change of Control, no amendment, modification or termination which would adversely affect any Participant in any manner may be made.

4.2               Effective Date.

                  This Plan, as amended and restated, shall be effective July 27, 1994.

IN WITNESS WHEREOF, CIGNA Corporation has caused this Plan to be executed by the undersigned officer this 28th day of July, 1994, to be effective as of the date set forth herein.



(Corporate Seal)

Attest:                                                 CIGNA CORPORATION



/s/Carol J. Ward                                        /s/Donald M. Levinson
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Carol J. Ward                                           Donald M. Levinson
Corporate Secretary                                     Executive Vice President







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